Exhibit 10.20

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to EMPLOYMENT AGREEMENT (the “Amendment”) is executed as of February 20, 2009, by and between Cohen Brothers, LLC, a Delaware Limited Liability Company (the “Company”), and Joseph W. Pooler, Jr. (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of May 7, 2008 (the “Existing Agreement”);

WHEREAS, the Company is currently negotiating an Agreement and Plan of Merger pursuant to which it is contemplated that the Company and certain other parties will enter into a series of transactions (the “Transactions”) that is expected to result in the Company becoming a subsidiary of a Alesco Financial Inc., a publicly traded Maryland corporation (“Alesco”);

WHEREAS, the Company and Executive desire to enter into this Amendment No. 1 to amend certain terms of the Existing Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. For purposes of this Amendment No. 1, unless the context requires otherwise, all capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Existing Agreement.

Section 2. Duties. Effective as of the consummation of the Transactions, Executive shall serve as the Chief Financial Officer of the Company and is expected to serve as the Chief Financial Officer of Alesco.

Section 3. Amendment of Section 3.2. Effective as of the consummation of the Transactions, Section 3.2 of the Existing Agreement is hereby amended and restated in its entirety to read as follows: “3.2 Bonus. During the Term, in addition to the Annual Salary, for each calendar year of Company ending during the Term, Executive shall have the opportunity to receive, no later than March 15 of the following year, an annual bonus in an amount and on such terms to be determined in accordance with the Executive Cash Bonus Plan of Alesco, but in any event not less than $300,000 for the entire calendar year (pro rated if Executive is employed by Company for less than the entire calendar year of Company by multiplying such bonus by a fraction (x) the numerator of which is the number of days in the calendar year preceding the termination and (y) the denominator of which is 360), provided, if Executive’s employment terminates for Cause, Executive will not have earned, nor be eligible to receive, any bonus not yet paid as of the date of the notice of termination. Nothing contained in the foregoing shall limit Executive’s eligibility to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of Company or any affiliate of Company.”

Section 4. Amendment of Section 3.3. Effective as of the consummation of the Transactions, Section 3.3 of the Existing Agreement is hereby amended and restated to read as follows: “3.3 Equity Compensation Plan. Executive shall be entitled to participate in Alesco’s equity compensation plan (the “Plan”) and may be granted or awarded equity securities of Alesco in the discretion of the Committee, as defined in the Plan.”

Section 5. Effect of Amendment. This Amendment No 1 shall be effective and the Existing Agreement shall be deemed to be modified and amended in accordance herewith upon the receipt by the parties hereto of counterparts hereof executed and delivered on behalf of each of the parties hereto. Except as provided in this Amendment No. 1, the Existing Agreement shall remain in full force and effect in accordance with its terms.

Section 5. Governing Law. THE EXISTING AGREEMENT AND THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF PENNSYLVANIA.

Section 6. Counterparts. This Amendment No. 1 may be executed by the parties hereto in separate counterparts (including by means of facsimile), each of which counterparts will for all purposes be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

[Signature on following page]

IN WITNESS WHEREOF, this Amendment No 1. to Employment Agreement has been duly executed as of the date first written above.

COHEN BROTHERS, LLC

By:	/s/ RACHAEL FINK
Name: Rachael Fink
Its: General Counsel

/s/ JOSEPH W. POOLER, JR.
Joseph W. Pooler, Jr.